FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 29549

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): April 23, 2004

GIANT GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-4323	23-0622690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 407	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273 5678

Item 5. Other Events and Required FD Disclosure.

On April 23, 2004, the Company issued a press release announcing an agreement to exchange Checkers common stock for Montana real property. This press release contains forward-looking statements which are not guarantees of future acquisitions of additional parcels of real property in Montana near Yellowstone National Park or any other properties for development.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1.    Press release dated April 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2004	By:	/s/ Pasquale A. Ambrogio
Pasquale A. Ambrogio
Vice-President and Chief Financial Officer